UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2018

B. Riley Financial, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-37503	27-0223495
(Commission File Number)	(I.R.S. Employer Identification No.)

21255 Burbank Boulevard, Suite 400 Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 884-3737

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2018, the Board of Directors (the “Board”) of B. Riley Financial, Inc. (the “Company”) appointed Kenneth M. Young as the Company’s President, Bryant R. Riley and Thomas J. Kelleher as Co-Chief Executive Officers of the Company and Andrew Moore as the Chief Executive Officer of the Company’s subsidiary, B. Riley FBR, Inc. (“B. Riley FBR”). In connection with these appointments, Mr. Kelleher resigned his position as President of the Company, Mr. Riley transitioned from Chief Executive Officer of the Company to the newly created role of Co-Chief Executive Officer, and Mr. Moore transitioned from President to Chief Executive Officer of B. Riley FBR. All of these changes became effective on July 10, 2018.

Kenneth M. Young, 54, has served as Chief Executive Officer of B. Riley Principal Investments, since October 2016.  Previously, Mr. Young served as a director of the Company from May 2015 to October 2016, during which he was chair of the Board’s audit committee and on the Board’s compensation and governance committees. From August 2008 to March 2016, Mr. Young served as the President and Chief Executive Officer of Lightbridge Communications Corporation (“LCC”).  Prior to joining LCC in 2006, Mr. Young served as Chief Operating Officer for Liberty Media’s Connectid mobile application subsidiary, as well as Senior Vice President and Chief Marketing Officer of Liberty Media’s TruePosition Inc.  Prior, Mr. Young spent over 16 years with the now combined AT&T Corporation and held senior management positions with Cingular Wireless, SBC Wireless and Southwestern Bell Telephone and Southwestern Bell Telecom. Mr. Young also serves or has served as a member of various public and private company board(s) of directors. Mr. Young holds a Master in Business Administration from the University of Southern Illinois and a Bachelor of Science in Computer Sciences from Graceland University.

Andrew Moore, 42, was appointed Chief Executive Officer of B. Riley FBR on July 10, 2018, prior to which he served as President of B. Riley FBR from 2016 to 2018. In 2006, Mr. Moore joined B. Riley & Co., LLC as an institutional sales professional, promoted to Director of Sales in 2011. During his tenure at B. Riley FBR, Mr. Moore’s responsibilities have included raising capital for a broad range of small-cap companies, making investment recommendations to institutional clients, and introducing and marketing management teams to a wide range of hedge funds and mutual funds across the country. Previously, Mr. Moore held sales positions at Roth Capital Partners and Bear Stearns & Co. Mr. Moore received a Bachelor of Science in Business Administration from the University of Kansas and a Master in Business Administration in Finance from the University of Southern California Marshall School of Business.

Remaining biographical and other information of Mr. Riley and Mr. Kelleher required by Item 5.02(c) of Form 8-K is included in the Company’s proxy statement on Schedule 14A for its 2018 annual meeting of stockholders filed with the Securities and Exchange Commission on June 20, 2018 and such information is incorporated by reference into this Item 5.02(c).

On July 10, 2018, the Compensation Committee of the Board also approved the entrance by the Company into a new employment agreement with Mr. Young as the Company’s President and the Board approved the entrance by B. Riley FBR into a new employment agreement with Andrew Moore as B. Riley FBR’s Chief Executive Officer (Mr. Young and Mr. Moore’s employment agreements referred to collectively, the “Employment Agreements”). Mr. Young and Mr. Moore previously did not have employment agreements with the Company or B. Riley FBR, respectively.

The terms of the Employment Agreements generally provide, among other things, for the following for each such individual:

•	An annual base salary subject to review and adjustment on an annual basis, in the initial amounts of: $550,000 per year for Mr. Young and $500,000 per year for Mr. Moore.
•	Eligibility for annual performance bonuses based on such individual’s performance and/or the Company’s performance in accordance with the Company’s Management Bonus Plan, with a target bonus equal to not less than 100% of such individual’s annual base salary.
•	Eligibility for each fiscal year to receive an annual long-term incentive award under the Company’s equity incentive plan with a value of no less than 50% of such individual’s annual base salary (but in no event more than 50,000 restricted stock units). Each such award will be subject to approval of the Company’s Compensation Committee and vest annually over a three year period.
•	Notwithstanding the terms of any existing agreement or plan, all outstanding unvested stock options, restricted stock units, stock appreciation rights and other unvested equity linked awards granted to such individual during the term of such individual’s Employment Agreement shall become fully vested upon a Change of Control (as defined in the Employment Agreements) and exercisable for the remainder of their full term.

•	Participation in benefit plans for the Company’s and B. Riley FBR executives, reimbursement for all reasonable and necessary out-of-pocket expenses incurred by such individual in the performance of such individual’s respective duties for the Company or B. Riley FBR and paid time off in accordance with the Company or B. Riley FBR’s policies, as applicable.
•	A requirement for each party to give twenty (20) days prior written notice to terminate such individual’s employment.
•	If such individual is terminated with Cause (as defined in the Employment Agreements) or resigns without Good Reason (as defined in the Employment Agreements), such individual receives such individual’s base salary, benefits and accrued unused leave through termination, as well as a pro rata portion of any target bonus for the year of termination (or if no target bonus for such calendar year has been set on or prior to the effective date of termination, the target bonus for the prior year).
•	If such individual is terminated without Cause, for death or for Disability (as defined in the Employment Agreements) or resigns for Good Reason, such individual receives, subject to the execution of a general release, a severance payment payable in one lump sum within 45 days of termination in an amount equal to the sum of (a) one (1) times such individual’s base salary and (b) one (1) times such individual’s target bonus for the year of termination (or if no target bonus for such calendar year has been set on or prior to the effective date of termination, the target bonus for the prior year). In such circumstances, such individual shall also be eligible for reimbursement for COBRA premiums for the difference between the monthly COBRA premium paid by such individual for himself (and his dependents, if applicable) and the monthly premium amount paid by similarly situated active executives, for a period ending upon the earliest of the twelve (12) month anniversary of such termination and the date on which such individual becomes eligible to receive substantially similar coverage from another employer.

On July 10, 2018, Compensation Committee of the Board also approved the entrance by the Company into amendments (the “Amendments”) to those certain employment agreements, dated January 1, 2018, with each of Mr. Riley and Mr. Kelleher (the “Original Agreements”). The Amendments entered into with each of Mr. Riley and Mr. Kelleher amended the Original Agreements to provide, effective as of July 10, 2018:

•	That each of Mr. Riley and Mr. Kelleher will serve as Co-Chief Executive Officers. Mr. Riley previously served as the Company’s Chief Executive Officer, and Mr. Kelleher previously served as the Company’s President.
•	For an increase in each of Mr. Riley’s and Mr. Kelleher’s target bonus from an amount not less than 100% of their respective annual base salaries to an amount not less than 150% of their respective annual base salaries. Eligibility for annual performance bonuses is based on their respective individual performance and/or the Company’s performance in accordance with the Company’s Management Bonus Plan.
•	That Mr. Kelleher’s annual base salary, which is subject to review and adjustment on an annual basis, will be increased from $500,000 per year to $600,000 per year.

All other terms of the Original Agreements remain in full force and effect.

The foregoing description of the Employment Agreements and Amendments is intended to be a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of each document. Copies of the Employment Agreements and Amendments are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of July 10, 2018, by and between the registrant and Kenneth M. Young.
10.2	Employment Agreement, dated as of July 10, 2018, by and between B. Riley FBR, Inc. and Andrew Moore.
10.3	Amendment No. 1 to Employment Agreement, dated as of July 10, 2018, by and between the registrant and Bryant R. Riley.
10.4	Amendment No. 1 to Employment Agreement, dated as of July 10, 2018, by and between the registrant and Thomas Kelleher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2018	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
Phillip J. Ahn
Chief Financial Officer and Chief Operating Officer